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                                                                       EXHIBIT n



                          INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Shareholders of Calamos Strategic Total Return Fund:

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-113439 of Calamos Strategic Total Return Fund on Form N-2 of our report dated March 24, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.



/S/ DELOITTE & TOUCHE LLP
Chicago, Illinois
May 4, 2004